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         EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Zamba Corporation:

We consent to the use of our reports incorporated by reference and to the reference to our firm under the heading "Experts" in the Prospectus. Our report with respect to the 1997 financial statements is based in part on the report of other auditors.



         /s/ KPMG LLP

Minneapolis, Minnesota
March 8, 2000